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                                                                   EXHIBIT 21.1




                 SUBSIDIARIES OF INSURANCE AUTO AUCTIONS, INC.

                                                     Jurisdiction
     Name                                           of Incorporation
     ----                                           ----------------

Insurance Auto Auctions Corp. (wholly owned)         Delaware